UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2008

ASCEND ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 West Broadway, PMB 402, Jackson, Wyoming	83001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 734-2645

435 Devon Park Drive, Bldg. 700, Wayne, PA 19087
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

History

Ascend Acquisition Corp. (the “Company”) was formed on December 5, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business.

On July 31, 2007, the Company announced that it had signed a definitive agreement to acquire e.PAK Resources (S) Pte. Ltd. (“ePAK”), a privately held, full-service supplier of semiconductor transfer and handling products.  The Company was required to complete its business combination with ePAK by May 17, 2008. However, on April 28, 2008, the Company announced that it had abandoned the proposed business combination with ePAK (effectively terminating the definitive agreement).  The transaction was abandoned because the Company was unable to finalize its proxy statement relating to its special meeting of stockholders with the Securities and Exchange Commission in order to timely hold such meeting and consummate the acquisition.  This was due to the fact that certain conditions to the consummation of the acquisition had not been satisfied and would not have been satisfied prior to May 17, 2008.  Although the Company requested that ePAK waive such conditions, ePAK refused to do so.  As a result, the Company was unable to finalize its proxy statement and was forced to abandon the acquisition.

Because the Company was unable to consummate its business combination prior to May 17, 2008, the Company’s board of directors contemplated alternatives for preserving value for stockholders.  Ultimately, the board of directors proposed to amend the Company’s certificate of incorporation to permit the continuance of the Company as a corporation beyond the time that was then specified in its certificate of incorporation without the limitations related to the Company’s initial public offering.  This amendment, along with certain other actions, was approved by the Company’s stockholders on September 4, 2008.  Since such time, the Company has been seeking to acquire a business or company or identify some other opportunity for it and its shareholders’ benefit.

To supplement the Company’s working capital needs, Don K. Rice (“Rice”), a member of the Board of Directors of the Company (the “Board”) and the Company’s former chief executive officer, president and treasurer, loaned the Company an aggregate of $320,000 in exchange for convertible promissory notes (“Notes”) which, together with interest accrued and unpaid thereon in the amount of $26,830, was convertible into an aggregate of 7,075,000 shares of the Company’s Common Stock (the “Note Shares”), at a conversion price of approximately $0.05 per share.

Stock Purchase

On January 21, 2011, the Company entered into and consummated a Stock Purchase Agreement (the “Purchase Agreement”) with Rice and Ironbound Partners Fund, LLC, a Delaware limited liability company (the “Purchaser”).

Pursuant to the Purchase Agreement, Rice converted the Notes and the interest accrued and unpaid thereon into the Note Shares.  The Note Shares were issued to Rice pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), as Rice is an accredited investor as defined in the Securities Act. Immediately after the conversion of the Notes, Rice sold to Purchaser the Note Shares together with 218,550 additional shares of Common Stock of the Company held by Rice, or an aggregate of 7,293,550 shares of Common Stock, representing approximately 92% of the outstanding capital stock of the Company in the aggregate, giving effect to the conversion of the Notes, for an aggregate purchase price of $310,000.  Purchaser utilized its working capital to acquire the Shares.  Purchaser owned no other shares of capital stock of the Company prior to the consummation of the Purchase Agreement.

Additionally, pursuant to the Purchase Agreement:

•	Rice resigned from all of his officer positions with the Company;

•	Stephen Brown, a member of the Board, resigned from his position; and

•	Jonathan J. Ledecky (“Ledecky”), the sole manager of the Purchaser, was appointed as a member of the Board and as the Company’s chief executive officer.

The parties have agreed that as soon as practicable after the tenth day after the mailing of the Information Statement (defined below) to the Company’s stockholders, Rice shall resign from the Board and, immediately after such resignation, the Board will be comprised of a number of members established by Ledecky, the sole remaining director of the Company, all of whom shall be nominated by Purchaser.

The Company has agreed to prepare and file with the Securities and Exchange Commission, and thereafter mail, an information statement (“Information Statement”) pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of notifying the Company’s stockholders of the above-referenced transactions and change in the majority of the Board as soon as practicable.

The transactions discussed above will not change the Company’s “shell company” status.  As a result, the Company will continue to seek to acquire a business or company or other opportunity for it and its shareholders’ benefit.

Item 1.02.          Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Jonathan J. Ledecky, 52 years old, has served as chairman of Ironbound Partners Fund LLC, a private investment management fund, since March 1999.  Since June 1999, Mr. Ledecky has also served as chairman of the Ledecky Foundation, a philanthropic organization which contributes funds to programs for the education of disadvantaged inner city youth in Washington, D.C., New York and Boston.  From June 2007 to October 2009, Mr. Ledecky served as president, secretary and a member of the board of directors of Triplecrown Acquisition Corp., a blank check company that completed a business combination with Cullen Agricultural Technologies, Inc.  From July 2005 to December 2007, Mr. Ledecky served as president, secretary and a director of Endeavor Acquisition Corp., a blank check company that completed a business combination with American Apparel.  From January 2007 to April 2009, Mr. Ledecky served as president, secretary and a director of Victory Acquisition Corp., a blank check company that did not complete a business combination and returned all of its capital, representing approximately $330 million, to its public shareholders.  In October 1994, Mr. Ledecky founded U.S. Office Products and served as its chief executive officer until November 1997 and chairman until June 1998. During his tenure, U.S. Office Products completed over 260 acquisitions, and grew to a Fortune 500 company with over $2.6 billion in revenues. In June 1998, U.S. Office Products completed a comprehensive restructuring plan whereby four separate entities were spun off to stockholders and U.S. Office Products underwent a leveraged recapitalization. In connection with these transactions, Mr. Ledecky resigned from his position as chairman of U.S. Office Products and became a director of each of the four spin-off entities. In February 1997, Mr. Ledecky founded Building One Services Corporation (originally Consolidation Capital Corporation), an entity formed to identify attractive consolidation opportunities which ultimately focused on the facilities management industry. In November 1997, Building One raised $552 million in an initial public offering. Mr. Ledecky served as Building One’s chief executive officer from November 1997 through February 1999 and as its chairman from inception through its February 2000 merger with Group Maintenance America Corporation. During his tenure with Building One, it completed 46 acquisitions and grew to over $1.5 billion in revenues. From July 1999 to July 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. Since June 1998, Mr. Ledecky has served as a director of School Specialty, a Nasdaq Global Market listed education company that provides products, programs and services that enhance student achievement and development. School Specialty spun out of U.S. Office Products in June 1998. Since 1994, Mr. Ledecky has been involved with numerous other companies in director positions. Mr. Ledecky was a trustee of George Washington University, served as a director of the U.S. Chamber of Commerce and served as commissioner on the National Commission on Entrepreneurship. In addition, in 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, a singular honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University in 1979 and a M.B.A. from the Harvard Business School in 1983.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2011
ASCEND ACQUISITION CORP.

By:	/s/ Jonathan J. Ledecky
Name: Jonathan J. Ledecky
Title: Chief Executive Officer